                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              DANAHER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              DANAHER CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                              DANAHER CORPORATION
                            1250 24TH STREET, N.W.
                            WASHINGTON, D.C. 20037

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 5, 1998

To the Shareholders:

  Notice is hereby given that the 1998 Annual Meeting of Shareholders of Danaher Corporation, a Delaware corporation (the "Company"), will be held at the Westin Hotel, 2350 M Street, NW, Washington, D.C. 20037, on May 5, 1998 at 3:00 p.m., local time, for the following purposes:

  1. To elect one Director to hold office for a term of three years and until his successor is elected and qualified.

  2. To approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998.

  3. To approve the material terms of the performance goals for incentive compensation to the Company's executive officers.

  4. To amend the Company's 1987 Stock Option Plan.

  5. To approve stock option grants to five executive officers.

  6. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company to a total of three hundred fifteen million (315,000,000) shares, consisting of three hundred million (300,000,000) shares of common stock, $.01 par value per share ("Common Stock") and fifteen million (15,000,000) shares of preferred stock, without par value ("Preferred Stock");

  7. To consider and act upon such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 20, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

  Whether or not you expect to be present, please sign, date and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

                                          By Order of the Board of Directors

                                          /s/ Patrick W. Allender

                                          Patrick W. Allender
                                          Secretary

March 30, 1998

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE DANAHER CORPORATION ANNUAL MEETING.

                                PROXY STATEMENT
                              DANAHER CORPORATION
                            1250 24TH STREET, N.W.
                            WASHINGTON, D.C. 20037
                                (202) 828-0850

                      1998 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 1998

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Danaher Corporation, a Delaware corporation (the "Company"), of proxies for use at the 1998 Annual Meeting of Shareholders ("Annual Meeting") to be held at the Westin Hotel on May 5, 1998 at 3:00 p.m., local time, and at any and all adjournments thereof. The Company's principal address is 1250 24th Street, N.W., Washington, D.C. 20037. The date of mailing of this Proxy Statement is on or about March 30, 1998. The purpose of the meeting is to elect one director of the Company; to approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the current year; to approve the performance goals for 1998 incentive compensation to the Company's executive officers; to approve an amendment to the Company's 1987 Stock Option Plan; and to transact such other business as may properly come before the meeting.

                      OUTSTANDING STOCK AND VOTING RIGHTS

  In accordance with the By-laws of the Company, the Board of Directors has fixed the close of business on March 20, 1998 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. A shareholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. A subsequently dated proxy, when filed with the Secretary of the Company, will constitute revocation. Proxies will be voted as specified on the proxy card and, in the absence of specific instructions, will be voted for the proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matter which properly comes before the meeting. A shareholder who has given a proxy may nevertheless attend the meeting, revoke the proxy and vote in person. The Board of Directors has selected Steven M. Rales and Mitchell P. Rales to act as proxies with full power of substitution.

  Solicitation of proxies may be made by mail, personal interview, telephone and telegraph by officers and other management employees of the Company, who will receive no additional compensation for their services. The total expense of the solicitation will be borne by the Company and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

  The only outstanding securities of the Company entitled to vote at the Annual Meeting are shares of Common Stock. As of the close of business on March 20, 1998, the record date for determining the shareholders of the Company entitled to vote at the Annual Meeting, 58,537,110 shares of the Common Stock of the Company, $.01 par value ("Company Common Stock"), were issued and outstanding. Each outstanding share of Company Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Company Common Stock as of the record date.

  The election of a director nominated will require a plurality of the votes cast in person or by proxy at the Annual Meeting by holders of shares of the Company's Common Stock. In the election of directors, each stockholder is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. Approval of the appointment of the Company's auditors will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock cast at the Annual Meeting in person or by proxy. Approval of (i) performance goals for 1998 incentive compensation to the Company's executive officers and (ii) the amendment to the Company's 1987 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at the annual meeting.

  Abstentions and "broker non-votes" are counted as present in determining whether the quorum requirement is satisfied. For purpose of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for elections of directors. For purposes of the appointment of the Company's auditors, abstentions and broker non-votes will not be considered votes cast for the foregoing purposes. For purposes of (i) approval of the performance goals for 1998 incentive compensation to the Company's executive officers and (ii) the amendment to the Company's 1987 Stock Option Plan, abstentions are treated as present and entitled to vote on the matter and have the effect of a vote against the proposal and broker non-votes will not be considered entitled to vote and will have no effect on the vote required for approval.

                BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
                DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

  As of March 20, 1998, the beneficial ownership of Company Common Stock by directors and the nominees for director, by each of the executive officers named in the Summary Compensation Table, by any principal shareholders beneficially owning more than five percent of the Company's Common Stock and by all present executive officers and directors of the Company as a group, was as follows:

                                                     NUMBER OF SHARES    PERCENT
           NAME                                     BENEFICIALLY OWNED   OF CLASS
           ----                                     ------------------   --------
   Mortimer M. Caplin.............................       115,874 (9)          *
   George M. Sherman..............................     1,104,000 (4)        1.9%
   Donald J. Ehrlich..............................        28,000 (7)          *
   Walter G. Lohr, Jr.............................        82,000 (8)          *
   Mitchell P. Rales..............................    23,213,459 (1)       39.7%
   Steven M. Rales................................    23,213,459 (1)       39.7%
   Dennis D. Claramunt............................        59,200 (5)          *
   Patrick W. Allender............................       246,000 (6)          *
   John P. Watson.................................        87,600 (3)          *
   A. Emmet Stephenson, Jr........................       116,060 (2)          *
   Steven E. Simms................................        21,400 (10)         *
   FMR Corp.......................................     4,028,400 (11)       6.9%
   T. Rowe Price Associates.......................     3,336,600 (12)       5.7%
   All executive officers and directors as a group
    (includes 15 persons).........................    25,384,153 (1)(2)    43.4%

--------
 (1) The aggregate holdings for Steven and Mitchell Rales include (i) all of the 20,032,444 shares of Company Common Stock owned by Equity Group Holdings LLC and Equity Group Holdings II LLC, of which Steven Rales and Mitchell Rales are the only members, and (ii) 1,597,366 and 1,583,649 shares of Company Common Stock owned directly or through the Danaher 401(k) Plan by Steven Rales and Mitchell Rales, respectively. Steven and Mitchell Rales each disclaim beneficial ownership of those shares of Company Common Stock that are owned directly or through the Danaher 401(k) Plan by the other. Their business address, and that of Equity Group Holdings LLC and Equity Group Holdings II LLC, is 1250 24th Street, N.W., Washington, D.C. 20037.
 (2) Includes 68,060 shares of Company Common Stock held in the names of Stephenson Ventures, a limited partnership of which the sole general partner is A. Emmet Stephenson, Jr., and 40,000 shares held in the name of Tessa Fund, a general partnership beneficially owned by trusts for the benefit of the daughter of Mr. Stephenson, who is the general partner for control purposes only. Mr. Stephenson has the option to acquire 8,000 shares of Company stock.
 (3) Mr. Watson has the option to acquire 87,600 shares of Company Common
     Stock.

 (4) Mr. Sherman has the option to acquire 920,000 shares of Company Common Stock. Includes 3,000 shares held by Sherman Investors Limited Partnership, a partnership for the benefit of his family. Mr. Sherman controls the general partner.
 (5) Mr. Claramunt has the option to acquire 59,200 shares of Company Common Stock.
 (6) Mr. Allender has the option to acquire 153,000 shares of Company Common Stock.
 (7) Mr. Ehrlich has the option to acquire 8,000 shares of Company Common
     Stock.
 (8) Mr. Lohr has the option to acquire 8,000 shares of Company Common Stock.
 (9) Mr. Caplin has the option to acquire 4,000 shares of Company Common
     Stock.
(10) Mr. Simms has the option to acquire 21,400 shares of Company Common
     Stock.
(11) FMR Corp.'s address is 82 Devonshire Street, Boston, MA 02109.
(12) T. Rowe Price Associates' address is 100 E. Pratt Street, Baltimore, MD 21202.
 * Represents less than 1% of the outstanding Company Common Stock.

  Apart from Steven M. Rales, Mitchell P. Rales, FMR Corp. and T. Rowe Price Associates, the Company knows of no other person that beneficially owns 5% or more of its Common Stock.

                                  PROPOSAL 1.

                     ELECTION OF DIRECTORS OF THE COMPANY

  The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes with the number of directors in each class to be as equal as possible. The Board has fixed the number of directors of the Company at seven. At the 1998 Annual Meeting of Shareholders, shareholders will elect one director to serve until the 2001 Annual Meeting of Shareholders and until his successor is duly elected and qualified. The Board of Directors has nominated Mr. Steven M. Rales to serve as a director until his term expires in 2001. Messrs. Mitchell P. Rales, George M. Sherman and A. Emmet Stephenson, Jr. will continue to serve as directors in the class whose term expires in 1999. Messrs. Mortimer M. Caplin, Donald J. Ehrlich and Walter
G. Lohr, Jr. will continue to serve as directors in the class whose term expires in 2000.

  The names of the nominee and the directors continuing in office, their principal occupations, the years in which they became directors and the years in which their terms expire are set forth below. In the event the nominee shall decline or be unable to serve, it is intended that the proxies will be voted in the discretion of the proxy holders. The Company knows of no reason to anticipate that this will occur.

              NOMINEES FOR ELECTION AT THIS YEAR'S ANNUAL MEETING
               TO SERVE IN THE CLASS WHOSE TERM EXPIRES IN 2001

                                                               DIRECTOR  TERM
        NAME                   AGE     PRINCIPAL OCCUPATION     SINCE   EXPIRES
        ----                   ---  -------------------------- -------- -------
Steven M. Rales (b,d).........  46  Chairman of the Board of    1983     2001
                                    the Company since 1984;
                                    during the past five years
                                    he has been a principal in
                                    a number of private
                                    business entities with
                                    interests in manufacturing
                                    companies, media
                                    operations and publicly
                                    traded securities;
                                    Director of Imo Industries
                                    Inc.

         CURRENT DIRECTORS WHOSE TERM WILL CONTINUE AFTER THIS MEETING

                                                               DIRECTOR  TERM
             NAME              AGE    PRINCIPAL OCCUPATION      SINCE   EXPIRES
             ----              ---    --------------------     -------- -------
 Mortimer M. Caplin(a,c)...... 81  Senior Member of Caplin &     1990    2000
                                   Drysdale, a law firm in
                                   Washington, D.C., for
                                   over five years; Director
                                   of Fairchild Corporation
                                   and Presidential Realty
                                   Corporation.
 Donald J. Ehrlich(a,c)....... 60  President, Chairman and       1985    2000
                                   Chief Executive Officer
                                   of Wabash National Corp.
                                   for over five years;
                                   Director of Indiana
                                   Secondary Market for
                                   Educational Loans, Inc.
                                   and INB National Bank,
                                   N.W.
 Walter G. Lohr, Jr.(c)....... 54  Partner of Hogan &            1983    2000
                                   Hartson, a law firm in
                                   Baltimore, Maryland, for
                                   over five years.
 Mitchell P. Rales(b,d)....... 41  Chairman of the Executive     1983    1999
                                   Committee of the Company
                                   since 1990; during the
                                   past five years he has
                                   been a principal in a
                                   number of private
                                   business entities with
                                   interests in
                                   manufacturing companies,
                                   media operations and
                                   publicly traded
                                   securities; Director of
                                   Imo Industries Inc.
 George M. Sherman(d)......... 56  President and Chief           1990    1999
                                   Executive Officer of the
                                   Company since 1990;
                                   Director of Campbell Soup
                                   Company.
 A. Emmet Stephenson, Jr.(a).. 52  President of Stephenson       1986    1999
                                   and Co., a private
                                   investment firm in
                                   Denver, Colorado for more
                                   than five years; Chairman
                                   of StarTek, Inc. for more
                                   than five years.

--------
(a) Member of the Compensation Committee of the Board of Directors.
(b) Mitchell P. Rales and Steven M. Rales are brothers.
(c) Member of the Audit Committee of the Board of Directors.
(d) Member of the Executive Committee of the Board of Directors.

              THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors had a total of four meetings during 1997. All directors attended at least 75% of the meetings of the Board of Directors and of the Committees of the Board of Directors on which they served during 1997.

  The Executive Committee acts on behalf of the Board of Directors of the Company between meetings of the Board of Directors. The Executive Committee comprised of Messrs. George M. Sherman, Steven M. Rales and Mitchell P. Rales met two times in 1997.

  The Audit Committee reviews the financial statements of the Company to confirm that they reflect fairly the financial condition of the Company and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee recommends independent auditors to the Board of Directors, reviews the scope of the audit function of the independent auditors and reviews audit reports rendered by the independent auditors. The Audit Committee met two times during 1997.

  The Compensation Committee reviews the Company's Compensation philosophy and programs, and exercises authority with respect to the payment of direct salaries and incentive compensation to Company officers. The Compensation Committee is also responsible for the oversight of the stock option plans of the Company. The Compensation committee met two times in 1997.

  The Company has no Nominating Committee of its Board of Directors.

                     EXECUTIVE OFFICERS OF THE REGISTRANT

  Executive Officers of the Company are:

                                                                              OFFICER
          NAME            AGE                    POSITION                      SINCE
          ----            ---                    --------                     -------
Steven M. Rales.........   46 Chairman of the Board                            1984
Mitchell P. Rales.......   41 Chairman of the Executive Committee              1984
George M. Sherman.......   56 Chief Executive Officer, President and Director  1990
Patrick W. Allender.....   51 Senior Vice President, Chief Financial Officer
                              and Secretary                                    1987
James H. Ditkoff........   52 Vice President--Finance and Tax                  1991
Dennis D. Claramunt.....   52 Vice President and Group Executive               1994
C. Scott Brannan........   39 Vice President--Administration and Controller    1987
John P. Watson..........   54 Vice President and Group Executive               1993
H. Lawrence Culp, Jr. ..   34 Vice President and Group Executive               1995
Daniel L. Comas.........   33 Vice President--Corporate Development            1996
Steven E. Simms.........   42 Vice President and Group Executive               1996
Mark C. DeLuzio.........   40 Vice President--Danaher Business System          1996
Dennis A. Longo.........   41 Vice President--Human Resources                  1997

  Steven M. Rales has served as Chairman of the Board since January 1984. In addition, during the past five years he has been a principal in a number of private business entities with interests in manufacturing companies, media operations and publicly traded securities. He is also a director of Imo Industries, Inc.

  Mitchell P. Rales has served as a director of the Company since January 1984. In addition, during the past five years he has been a principal in a number of private business entities with interests in manufacturing companies, media operations and publicly traded securities. He is also a director of Imo Industries, Inc.

  George M. Sherman has served as President and Chief Executive Officer and a director of the Company since February 1990.

  Patrick W. Allender has served as Chief Financial Officer of the Company since March, 1987.

  James H. Ditkoff has served as Vice President-Finance and Tax since January, 1991.

  Dennis D. Claramunt was appointed Vice President and Group Executive in 1994. He has served as President of Jacobs Chuck Manufacturing Company for more than the past five years.

  C. Scott Brannan was appointed Vice President-Administration and Controller of the Company in November, 1987.

  John P. Watson was appointed Vice President and Group Executive in 1993. He has served the Company in an executive capacity since September, 1990.

  H. Lawrence Culp, Jr. was appointed Vice President and Group Executive in 1995. He has served the Company in an executive capacity (including President since 1993 at Veeder-Root Company) for more than the past five years.

  Daniel L. Comas was appointed Vice President-Corporate Development in 1996. He has served the Company in an executive capacity in the corporate development area for more than the past five years.

  Steven E. Simms was appointed Vice President and Group Executive in 1996. He had previously served Black & Decker, most recently as President--Worldwide Accessories Business.

  Mark C. DeLuzio was appointed Vice President-Danaher Business Systems (DBS) in 1996. He has served the Company as Director-DBS and in financial and operating positions with Jacobs Vehicle Systems, Inc. for more than the past five years.

  Dennis A. Longo was appointed Vice President-Human Resources in 1997. He has served the Company as a human resources executive for more than the past five years.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the compensation for the last three completed fiscal years of the Chief Executive Officer and the executive officers of the Company who, in addition to the Chief Executive Officer, received the highest compensation during 1997.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                 COMPENSATION
                     ANNUAL COMPENSATION                            AWARDS
 ----------------------------------------------------------- ---------------------
                                                    (E)         (F)        (G)
          (A)                                      OTHER     RESTRICTED SECURITIES       (H)
        NAME AND                (C)      (D)       ANNUAL      STOCK    UNDERLYING    ALL OTHER
       PRINCIPAL         (B)  SALARY    BONUS   COMPENSATION AWARDS (1)   OPTION   COMPENSATION (2)
        POSITION         YEAR   ($)      ($)        ($)         ($)        (#)           ($)
       ---------         ---- ------- --------- ------------ ---------- ---------- ----------------
George M. Sherman....... 1997 675,000 1,282,500     --                   600,000       $61,000
 President and CEO       1996 675,000   859,000     --          --           --         63,000
                         1995 675,000   921,000     --          --       300,000        36,000
Patrick W. Allender..... 1997 296,000   325,000     --          --       100,000        22,000
 Senior Vice President
 and                     1996 270,833   260,000     --          --        25,000        14,000
 CFO                     1995 243,333   250,000     --          --        15,000        14,000
Steven E. Simms......... 1997 280,000   200,000     --          --        85,000        22,000
 Vice President and      1996 210,000   160,000     --          --       107,000           --
 Group Executive
John P. Watson.......... 1997 247,000   180,000     --          --        85,000        22,000
 Vice President and      1996 236,000   100,000     --          --        10,000        14,000
 Group Executive         1995 213,000   120,000     --          --         7,000        14,000
Dennis D. Claramunt..... 1997 228,000   170,000     --          --        85,000        22,000
 Vice President and
 Group                   1996 211,000   130,000     --          --        12,000        14,000
 Executive               1995 196,000   150,000     --          --         7,000        14,000

--------
(1) Mr. Sherman received a grant of 400,000 shares in 1990; 200,000 have been issued and 200,000 are deferred until retirement. Issued shares participate in dividends ( $20,000 in 1997, $18,000 in 1996 and $16,000 in 1995) on a non-preferential basis. The value of the 400,000 shares at December 31, 1997 was $25,250,000.
(2) Includes contributions to the Company's 401(k) and executive retirement plans and financial consulting fees for all individuals; in the case of Mr. Sherman, it also includes supplemental term life insurance ($17,000 for 1997) and financial consulting fees ($22,000 for 1997).

                          GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information relating to options granted to purchase shares of the Company Common Stock.

                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                       ASSUMED ANNUAL RATES OF
                                                                                    STOCK PRICE APPRECIATION FOR
                                             INDIVIDUAL GRANTS                             OPTION TERM (3)
                         --------------------------------------------------------- -------------------------------
                                (B)            (C)
                         NO. OF SECURITIES  % OF TOTAL     (D)
                            UNDERLYING       OPTIONS    EXERCISE
                           OPTIONS/SARS     GRANTED TO   OR BASE     (E)
                              GRANTED      EMPLOYEES IN   PRICE   EXPIRATION  (F)      (G)          (H)
                              (#) (1)      FISCAL YEAR  ($/SH)(2)    DATE    0%($)    5%($)        10%($)
          NAME           ----------------- ------------ --------- ---------- ----- ------------ ------------
George M. Sherman.......      600,000          37.5%      44.25    3/13/07      0    16,700,000   42,300,000
Patrick W. Allender.....      100,000(4)        6.2%      47.75    5/14/07      0     3,000,000    7,600,000
John P. Watson..........       85,000(4)        5.3%      47.75    5/14/07      0     2,550,000    6,470,000
Dennis D. Claramunt.....       85,000(4)        5.3%      47.75    5/14/07      0     2,550,000    6,470,000
Steven E. Simms.........       85,000(4)        5.3%      47.75    5/14/07      0     2,550,000    6,470,000

--------
(1) Options become exercisable on the fifth anniversary of the date of grant, except for Mr. Sherman's options, of which half become exercisable in three years, and half become exercisable in four years.
(2) Options were granted at fair market value on the date of grant.
(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from the date of the grant to the date of expiration of such options of 0%, 5%, and 10%. These assumptions are not intended to forecast future price appreciation of the Company's stock price. The Company's stock price may increase or decrease in value over the time period set forth above.
(4) Subject to shareholder approval.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

  The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of 1997 for the executive officers whose compensation is reported in the Summary Compensation Table. Value is considered to be, in the case of unexercised options, the difference between the exercise price and the market price at December 31, 1996.

                                               NUMBER OF SECURITIES
                           SHARES             UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                          ACQUIRED    VALUE    OPTION AT FY-END (#)          MONEY OPTIONS AT FY-
                         ON EXERCISE REALIZED      EXERCISABLE/               END($) EXERCISABLE/
                              #         $          UNEXERCISABLE                 UNEXERCISABLE
                         ----------- -------- -----------------------    -----------------------------
George M. Sherman.......     -0-       -0-        920,000     980,000(1) $   49,930,000 $   48,270,000
Dennis D. Claramunt.....     -0-       -0-         59,200     110,800    $    2,782,000 $    2,164,000
Patrick W. Allender.....     -0-       -0-        153,000     157,000    $    7,174,000 $    3,369,000
John P. Watson..........     -0-       -0-         87,600     114,400    $    4,185,000 $    2,350,000
Steven E. Simms.........     -0-       -0-         21,400     170,600    $      573,400 $    3,600,000

--------
(1) Includes options to acquire 40,000 shares transferred in trust to family members. Mr. Sherman disclaims beneficial ownership of these options.

                           COMPENSATION OF DIRECTORS

  Directors who are not officers of the Company receive meeting attendance fees of $750 per meeting (excluding telephonic meetings), together with quarterly fees of $3,000. A grant of an option to acquire 2,000 shares of Company Common Stock at $60.1875 (fair market value at date of grant) per share was made to these directors.

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

  Pursuant to the terms of termination agreements between the Company and Messrs. Sherman and Watson, if the Company were to terminate their employment without cause, as defined therein, Mr. Sherman's salary and benefits would continue for an additional 24 months, and Mr. Watson's salary and benefits would continue for an additional 12 months. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" for further discussion of Mr. Sherman's contract.

                            COMPENSATION COMMITTEE

  Messrs. Steven M. Rales, Mitchell P. Rales and George M. Sherman receive a salary set by the Compensation Committee of the Board of Directors and also serve as directors. However, they do not participate in deliberations regarding their own compensation. The members of the Compensation Committee are A. Emmet Stephenson, Jr., Mortimer M. Caplin and Donald J. Ehrlich.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION

  The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of the 1934 (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

  Total executive officer compensation is comprised of three principal components: annual salary, annual incentive compensation, and grants of options to purchase Company Common Stock. In the case of Mr. Sherman, this included a restricted stock grant at the time of his hire. The Committee endeavors to establish total compensation packages for each executive officer equal to the value of that executive's services determined by both what other companies have or might pay the executive for his services and his relationship to other executive positions within the Company, as negotiated at the date of hire. This base is then adjusted annually based on the Committee's assessment of individual performance.

  A fundamental element of the Company's compensation policy is that a substantial portion of each executive's compensation be directly related to the success of the Company. This is accomplished in two ways. First, the annual incentive compensation program requires that the Company, or the Company's businesses for which the executive is directly responsible, achieve certain minimum targets in earnings level (earnings per share which has a majority weighting), working capital management (working capital turnover) and economic value added. If performance for the year is below minimum targeted levels (generally approximately three-quarters of the earnings target must be achieved and working capital management must exceed target levels) there would be no payment. If the minimum targets are met or exceeded, each executive receives a formula-based payout taking into account the Company's performance and his or her personal contribution thereto.

  Second, executives and other key employees who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company are eligible to be awarded options to purchase Company Common Stock. These grants are normally made at the fair market value on the date of grant with vesting over a five year period. In addition to the factors discussed above, the amount of options granted is impacted both by the level of the employee within the Company's management and the amount of options previously granted to the employee. Thus the compensation value of this element is directly related to the performance of the Company as measured by its returns to shareholders over at least a five year period.

  Mr. Sherman's compensation is governed by a written contract dated January 2, 1990, whereby he agreed to serve as President and Chief Executive Officer. The contract provides for Mr. Sherman to be paid a base salary of $675,000 per year and an annual formula-based incentive compensation award, if earned, as determined by the Compensation Committee. The Committee and subsequently the Board of Directors recommended, and Mr. Sherman agreed, that his base salary, which has not increased since he joined the Company, would not be increased during the remainder of the term of his contract. Therefore, during the remaining term of his contract with the Company, any increases in Mr. Sherman's compensation will be tied directly to the financial performance of the Company and the Company's stock price. He also received 400,000 shares of restricted stock (see Summary Compensation Table) and an option to acquire 1,000,000 shares (see Year End Option Value Table) of the Company Common Stock, and has received, or will receive, tax gross-up payments related to these items. Mr. Sherman's contract requires the Company to provide supplemental term life insurance and financial consulting services to him (see Summary Compensation Table) and to provide severance benefits discussed previously.

  The Committee evaluated each executive's annual incentive compensation awards for 1997. The Committee assessed their performance in light of the targets referenced above, which were substantially exceeded, and awarded total incentive compensation payments to executives other than Group Executives of $2,297,500 for 1997. For the years 1998-2002, the Committee has established a maximum bonus payment of up to $2,500,000 per executive, subject to approval by the Company's shareholders of the performance goals, which are applicable to all of the Company's executive officers, other than Group Executives.

  The Committee has considered the impact of provisions of the federal income tax laws that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the executive officers named in proxy statements of publicly traded companies. The Securities and Exchange Commission requires compensation committees of public companies to state their compensation policies relative to this $1 million deduction limit.

  With respect to the Company's Chief Executive Officer, a portion of his compensation is determined pursuant to a binding contract dated January 2, 1990 and, accordingly, is not subject to the deduction limit. In addition, the Committee has designed the program for awarding 1998-2002 incentive compensation to executive officers other than Group Executives so that such bonuses will comply with an exception to the $1 million deduction limit for performance-based compensation. Accordingly, the full amount of any such bonus payments for 1998-2002 should be deductible. One of the requirements of this exception is that shareholders approve certain material terms under which the bonus is to be paid. In this regard, the Company's shareholders are being asked to approve the material terms used for calculating the 1998-2002 bonus awards for the Company's executive officers other than Group Executives, as discussed in Proposal 3 hereto.

               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                           A. EMMET STEPHENSON, JR.
                              MORTIMER M. CAPLIN
                               DONALD J. EHRLICH

                            STOCK PERFORMANCE CHART

  As part of proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total shareholder return on its Common Stock with that of a broad equity market index and either a published industry index or a Company constructed peer group index. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

  The following chart compares the yearly percentage change in the cumulative total shareholder return in the Company's Common Stock during the five years ended December 31, 1997 with the cumulative total return on the S & P 500 Index (the equity index) and the S&P Manufacturing Index (the peer index). The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the above indices with reinvestment of dividends.


                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG DANAHER CORPORATION
                   S&P 500 INDEX AND S&P MANUFACTURING INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                                            S&P
Measurement Period           DANAHER           S&P          MANUFACTURING
(Fiscal Year Covered)        CORPORATION       500 INDEX    INDEX
---------------------        ---------------   ---------    ----------
Measurement Pt-12/31/1992    $100.00           $100.00      $100.00
FYE 12/31/1993               $146.98           $109.99      $121.40
FYE 12/31/1994               $201.90           $111.41      $125.66
FYE 12/31/1995               $245.99           $153.27      $176.96
FYE 12/31/1996               $361.93           $188.62      $235.42
FYE 12/31/1997               $490.79           $251.19      $324.20

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company, from time to time, has been involved in transactions with Equity Group Holdings and its affiliates. The Company has received legal services from the firm of Caplin & Drysdale, of which Mr. Caplin, a Director, is a principal, and from the firm of Hogan & Hartson, of which Mr. Lohr, a Director, is a partner. The amount of such fees for 1997 was less than five-percent of each firm's gross revenues. These transactions, which are conducted on an arms length basis, are not material, either individually or in the aggregate.

                                  PROPOSAL 2.

                      APPROVAL OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed Arthur Andersen LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for the Company and its consolidated subsidiaries for 1998. Arthur Andersen LLP has been the Company's auditors since 1976 and has advised the Company that the firm does not have any direct or indirect financial interest in the Company or any of its subsidiaries, nor has such firm had any such interest in connection with the Company during the past five years other than its capacity as the Company's independent certified public accountants. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to be available to answer questions from shareholders.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION AND APPROVAL FOR THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 1998.

                                  PROPOSAL 3.

                         APPROVAL OF PERFORMANCE GOALS

  Beginning in 1994, federal income tax laws limit deductions for publicly held corporations with respect to compensation in excess of $1 million paid to an executive officer who is named in its proxy statement. However, compensation payable solely on account of attainment of one or more performance goals is not subject to the deduction limit if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is paid are disclosed to shareholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before amounts were paid.

  In order to ensure that the full amount of the bonus payment that may be made to the executive officers other then Group Executives for each of the five years beginning with 1998 is deductible for federal income tax purposes, the material terms of the performance goals under which that bonus is to be paid are described below and the shareholders will be asked to approve those material terms. Payment of the bonus based on these performance goals is conditioned upon and subject to approval by the shareholders of the Company of the material terms of these performance goals.

  The maximum bonus payable to any executive officer other than Group Executives will be determined under a formula and will not exceed $2.5 million. The maximum bonus payable to each executive officer other than Group Executives is computed under a formula approved by the Compensation Committee on March 5, 1998, that is based on the Company's reported earnings per share from continuing operations. The Compensation Committee reserves the right, in its sole and absolute discretion, not to award any bonus to the executive officers other than Group Executives or to award any of them a bonus of less than the maximum amount determined in accordance with the formula described above.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS ESTABLISHED FOR THE PAYMENT OF BONUSES TO THE EXECUTIVE OFFICERS OTHER THAN GROUP EXECUTIVES. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE HOLDERS OF COMMON STOCK VOTED AT THE MEETING ON THIS PROPOSAL.

                                  PROPOSAL 4.

                  AMEND THE COMPANY'S 1987 STOCK OPTION PLAN

  The Company's 1987 Stock Option Plan (the "Plan") was approved by the shareholders at the 1987 Annual Meeting. On March 5, 1998, the Board of Directors approved a comprehensive set of amendments to the Plan, which would
(1) designate the Compensation Committee as the administrator of the Plan, (2) increase the maximum number of stock options from 5,000,000 to 7,500,000, (3) increase the maximum number of stock options that can be granted to any individual from 1,300,000 to 2,500,000, (4) prohibit the issuance of incentive stock options, stock appreciation rights, or stock option grants at less than the stock's fair market value on the date of grant, and (5) make certain other changes in the time for vesting and exercising stock options. The complete text of the Plan, as amended, is attached as Exhibit A.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE AMENDMENTS TO THE 1987 STOCK OPTION PLAN. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY PRESENT, OR REPRESENTED, AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                  PROPOSAL 5.

                          APPROVE STOCK OPTION GRANTS

  On May 14, 1997, the Compensation Committee approved the following grants of non-qualified stock options under the 1987 Stock Option Plan: 100,000 options to Patrick W. Allender, the Company's Senior Vice President and Chief Financial Officer, and 85,000 options to each of the Company's four Group Executives--Dennis D. Claramunt, H. Lawrence Culp, Jr., Steven E. Simms, and John P. Watson. The exercise price on all five option grants is $47.75 per share, which was the fair market value of Danaher's stock on the date of these grants, and all of the options become exercisable on May 14, 2002, unless an optionee dies or becomes totally disabled prior to May 14, 2002, in which case his options vest in five equal annual installments beginning on May 14, 1998. All five option grants were made subject to approval by the Company's shareholders at their 1998 annual meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE OPTION GRANTS TO THE CHIEF FINANCIAL OFFICER AND FOUR GROUP EXECUTIVES. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY PRESENT, OR REPRESENTED, AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                PROPOSAL NO. 6

           APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                   TO INCREASE THE AUTHORIZED CAPITAL STOCK

  The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company to a total of three hundred fifteen million (315,000,000) shares, consisting of three hundred million (300,000,000) shares of Common Stock, $.01 par value per share ("Common Stock") and fifteen million (15,000,000) shares of preferred stock, without par value ("Preferred Stock"). The capital stock of the Company, prior to the approval of the amendment, consists of 140,000,000 shares, consisting of one hundred twenty five million (125,000,000) shares of Common Stock, $.01 par value per share and fifteen million (15,000,000) shares of preferred stock, without par value.

  The Board of Directors believes that it is in the Company's best interests to have additional shares of Common Stock authorized to meet the Company's future business needs as they arise. In particular, a portion of the shares of Common Stock that would become available for issuance if the proposal were adopted may be used by the Company in connection with the previously announced recommendation of the Board of Directors of a two-for-one split of its outstanding Common Stock. If approved, the distribution of the split shares would be made to stockholders on approximately May 29, 1998.

  Other than as disclosed, the Company's management has no present arrangements, agreements, understandings or plans for the additional shares proposed to be authorized.

  If the proposal is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Certificate of Incorporation. The text of the proposed amendment is set forth in Exhibit B hereto.

  The affirmative vote of the majority of the votes entitled to be cast by all holders of outstanding Common Stock of the Company is required for approval of this amendment to the Certificate of Incorporation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSAL AND SIGNED PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS A CONTRARY VOTE IS DESIGNATED ON THE PROXY CARD.

                                 OTHER MATTERS

  The management of the Company is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, Danaher Corporation, 1250 24th Street, N.W., Washington, D.C. 20037, no later than November 26, 1998 for inclusion in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders.

                                       By Order of the Board of Directors


                                            /s/ Patrick W. Allender

                                            Patrick W. Allender
                                            Secretary

Dated: March 30, 1998

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE COMPANY.

                                                                      EXHIBIT A

                              DANAHER CORPORATION
                            1998 STOCK OPTION PLAN

PURPOSE

  Danaher Corporation, a Delaware corporation ("Danaher" or the "Company"), wishes to recruit, reward, and retain key employees and outside directors. To further these objectives, the Company hereby sets forth the Danaher Corporation 1998 Stock Option Plan (the "Plan"), effective as of May 5, 1998, to provide options ("Options") to employees to purchase shares of the Company's common stock (the "Common Stock"). The Plan constitutes an amendment to, and substitution for, the Danaher Corporation 1987 Stock Option Plan (the "1987 Plan").

OPTIONEES

  All Employees and non-Employee directors ("Eligible Directors") of Danaher and Eligible Subsidiaries are eligible for option grants under this Plan. Eligible employees and directors become "optionees" when the Administrator grants them an option under this Plan. The term optionee also includes, where appropriate, a person authorized to exercise an Option in place of the original recipient.

  Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR

  The Administrator will be the Compensation Committee of the Board of Directors of Danaher (the "Compensation Committee"), unless the Board specifies another committee. The Board may also act under the Plan as though it were the Compensation Committee.

  The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the GRANTING OF OPTIONS section) to officers or employees.

  The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.

GRANTING OF OPTIONS

  Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the recipients of option grants,

    the terms of such grants,

    the schedule for exercisability (including any requirements that the optionee or the Company satisfy performance criteria),

    the time and conditions for expiration of the Option, and

    the form of payment due upon exercise.

  The Administrator's determinations under the Plan need not be uniform and need not consider whether possible optionees are similarly situated.

  Options granted to employees are not intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute.

  The Administrator may not reduce the Exercise Price of any outstanding Option, other than as provided under Adjustments upon Changes in Capital Stock.

 Substitutions

  The Administrator may also grant Options in substitution for options or other equity interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company's acquiring or merging with the individual's employer. If necessary to conform the Options to the options for which they are substitutes, the Administrator may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

DATE OF GRANT

  The Date of Grant will be the date as of which the Administrator awards an Option to an optionee, as specified in the Administrator's minutes.

EXERCISE PRICE

  The Exercise Price is the value of the consideration that an optionee must provide in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time. The Company may use the consideration it receives from the optionee for general corporate purposes.

  The Exercise Price per share for the Options may not be less than 100% of the Fair Market Value of a share on the Date of Grant.

 Fair Market Value

  Fair Market Value of a share of Common Stock for purposes of the Plan will be determined as follows:

    if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

    if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

    if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

    if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

  For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

EXERCISABILITY

  The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant.

  Options will become exercisable at such times and in such manner as the Administrator determines and the Option Certificate indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option.

  If the Administrator does not specify otherwise, Options for Employees will become exercisable as to one-fifth of the covered shares on each of the first five anniversaries of the Date of Grant, and Options for Eligible Directors will become exercisable in full as of the Date of Grant. Unless the Administrator provides otherwise, the passage of time after an optionee's Retirement will continue to count for purposes of determining the extent to which an Option is exercisable.

  No portion of an Option that is unexercisable at an optionee's termination of employment for any reason other than Retirement (as defined below) will thereafter become exercisable, unless the Option Certificate provides otherwise, either initially or by amendment. All unexpired Options become fully exercisable at age 65 irrespective of whether the person then retires.

METHOD OF EXERCISE

  To exercise any exercisable portion of an Option, the optionee must:

    Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the optionee, and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;

    Pay the full Exercise Price by cashier's or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

    Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

  Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

  If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.

OPTION EXPIRATION

  No one may exercise an Option more than ten years after its Date of Grant. Unless the Option Certificate provides otherwise, either initially or by amendment, no one may exercise an Option after the first to occur of:

 Employment Termination

   The 30th day after the date of termination of employment (other than for death, Disability, or Retirement), where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Option Certificate provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

 Retirement

  For either Early or Normal Retirement (both as defined below and both collectively referred to as "Retirement"), the fifth anniversary of Retirement. Solely for purposes of this Plan, "Normal Retirement" occurs on the date an employee voluntarily ceases to be an Employee at or after reaching age 65, and "Early Retirement" occurs on the date an employee voluntarily ceases to be an Employee if both (i) the employment termination occurs before the Employee reaches age 65 and (ii) the Administrator determines that the cessation constituted "retirement" for purposes of this Plan. In deciding whether a termination of employment of employment is an Early Retirement, the Administrator need not consider the definition under any other Company Plan;

Gross Misconduct

  For the Company's termination of the optionee's employment as a result of the optionee's Gross Misconduct, the time of such termination. For purposes of this Plan, "Gross Misconduct" means the optionee has committed fraud, misappropriation, embezzlement, or willful misconduct that has resulted or is likely to result in material harm to the Company;

      committed or been indicted for or convicted of, or pleaded guilty or no contest to, any misdemeanor (other than for minor infractions or traffic violations) involving fraud, breach of trust, misappropriation, or other similar activity, or any felony; or

      committed an act of gross negligence or otherwise acted with willful disregard for the Company's best interests in a manner that has resulted or is likely to result in material harm to the Company.

 Disability

  For disability, the earlier of (i) the first anniversary of the optionee's termination of employment for disability and (ii) 60 days after the optionee no longer has a disability, where "disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

 Death

  The date 12 months after the optionee's death.

  If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former employee violates any covenant not to compete or other post--employment covenant in effect between the Company and the former employee.

  Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this OPTION EXPIRATION section make an Option exercisable that has not otherwise become exercisable.

OPTION CERTIFICATES

  Option Certificates will set forth the terms of each Option and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the certificate is inconsistent with the Plan, the Plan will govern. The Option Certificates may contain special rules. The Administrator may, in its discretion, require Option agreements rather than certificates.

STOCK SUBJECT TO PLAN

  Except as adjusted below under CORPORATE CHANGES, the aggregate number of shares of Common Stock that may be issued under the Options may not exceed 7.5 million shares and the maximum number of shares that may be subject to Options for a single individual may not exceed 2.5 million shares. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Option expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Option will again be available for the granting of new Options.

  No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

  The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Option.

  The Company will not issue fractional shares pursuant to the exercise of an Option, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO MAY EXERCISE

  During the optionee's lifetime and except as provided under TRANSFERS, ASSIGNMENTS, AND PLEDGES, only the optionee or his duly appointed guardian or personal representative may exercise the Options. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option. If someone other than the original recipient seeks to exercise any portion of an Option, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Option.

ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK

  Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Option,

    the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the optionee immediately following such event will, to the extent practicable, be the same as immediately before such event. Unless the Administrator determines another method would be appropriate, any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price.

  The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

  Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Option or the Exercise Price except as this ADJUSTMENTS section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

 Substantial Corporate Change

  Upon a Substantial Corporate Change, the Plan and the Options will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Options, or

    the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided.

  Unless the Board determines otherwise, if an Option would otherwise terminate pursuant to the preceding sentence, optionees will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Option, whether or not they had previously become exercisable. However, unless the Board determines otherwise, the acceleration will not occur if it would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

  A Substantial Corporate Change means the

    dissolution or liquidation of the Company,

    merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

    the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

SUBSIDIARY EMPLOYEES

  Employees of Company Subsidiaries will be entitled to participate in the Plan, except as otherwise designated by the Board of Directors or the Committee.

  Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an Option is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 20% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

LEGAL COMPLIANCE

  The Company will not issue any shares of Common Stock under an Option until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

  The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 ("Exchange Act") and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Options may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Options will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR INVESTMENT AND OTHER RESTRICTIONS

  Unless a registration statement under the Securities Act covers the shares of Common Stock an optionee receives upon exercise of his Option, the Administrator may require, at the time of such exercise, that the optionee agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Option are registered under the Securities Act. Unless the shares are registered under the Securities Act, the optionee must acknowledge:

    that the shares purchased on exercise of the Option are not so registered,

    that the optionee may not sell or otherwise transfer the shares unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

  Additionally, the Common Stock, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

  The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop- transfer orders to transfer agents and registrars.

TAX WITHHOLDING

  The optionee must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company will deliver stock certificates upon the exercise of an Option. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the optionee must pay the Company, with a cashier's check or certified check, the full amounts required for withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price. If the Committee so determines, the optionee may instead satisfy the withholding obligations by directing the Company to retain shares from the Option exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares), or by having a broker tender to the Company cash equal to the withholding taxes.

TRANSFERS, ASSIGNMENTS, AND PLEDGES

  Unless the Administrator otherwise approves in advance in writing or as set forth below, an Option may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the optionee to any person, except by will or by operation of applicable laws of descent and distribution. If Rule 16b-3 under the Exchange Act then applies to an Option, the optionee may not transfer or pledge shares of Common Stock acquired upon exercise of an Option until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its discretion, expressly provide that an optionee may transfer his Option, without receiving consideration, to (i) members of the optionee's immediate family (children, grandchildren, or spouse), (ii) trusts for the benefit of such family members, or (iii) partnerships whose only partners are such family members.

AMENDMENT OR TERMINATION OF PLAN AND OPTIONS

  The Board may amend, suspend, or terminate the Plan at any time, without the consent of the optionees or their beneficiaries; provided, however, that no amendment will deprive any optionee or beneficiary of any previously declared Option. Except as required by law or by the CORPORATE CHANGES section, the Administrator may not, without the optionee's or beneficiary's consent, modify the terms and conditions of an Option so as to adversely affect the optionee. No amendment, suspension, or termination of the Plan will, without the optionee's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Options.

PRIVILEGES OF STOCK OWNERSHIP

  No optionee and no beneficiary or other person claiming under or through such optionee will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued to such optionee.

EFFECT ON OUTSTANDING OPTIONS

  All options outstanding under the 1987 Plan will remain subject to the terms of the 1987 Plan before its amendment into this Plan; provided, however, that limitations imposed on such options by Rule 16b-3 will continue to apply only to the extent Rule 16b-3 so requires.

EFFECT ON OTHER PLANS

  Whether exercising an Option causes the optionee to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON LIABILITY

  Notwithstanding any other provisions of the Plan, no individual acting as a director, employee, or agent of the Company shall be liable to any optionee, former optionee, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT CONTRACT

  Nothing contained in this Plan constitutes an employment contract between the Company and the optionee. The Plan does not give the optionee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the optionee's employment.

APPLICABLE LAW

  The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN

  Unless the Board extends the Plan's term, the Administrator may not grant Options after May 4, 2008. The Plan will then terminate but will continue to govern unexercised and unexpired Options.

APPROVAL OF SHAREHOLDERS

  The Plan must be submitted to the shareholders of the Company for their approval within 12 months after the Board of Directors of the Company adopts the Plan. The adoption of the Plan is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the Plan and any outstanding options thereunder void and of no effect.

                                                                      EXHIBIT B

                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                            OF DANAHER CORPORATION

-------------------------------------------------------------------------------

                    PURSUANT TO SECTION 242 OF THE GENERAL
                   CORPORATION LAWS OF THE STATE OF DELAWARE

-------------------------------------------------------------------------------

  Danaher Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

  FIRST: That Paragraph I. of Article FOURTH of the Certificate of Incorporation of the Corporation be amended and read in its entirety as follows:

  FOURTH: I. The total number of shares of stock which the Corporation shall have authority to issue is 315,000,000 shares of which 300,000,000 shares, $.01 par value per share, shall be of a class designated "Common Stock" and of which 15,000,000 shares, without par value, shall be designated "Preferred Stock".

  SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                              DANAHER CORPORATION

                                 PROXY FOR 1998
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 5, 1998

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DANAHER
                                  CORPORATION

  The undersigned acknowledges receipt of the Proxy Statement and Notice, dated March 30, 1998, of the Annual Meeting of Shareholders and hereby appoints Steven M. Rales and Mitchell P. Rales, and each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Danaher Corporation (the "Company") to be held May 5, 1998, and at any adjournment or adjournments thereof, for the following matters:

  Proxies will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 and
7. PLEASE SIGN AND DATE ON THE REVERSE SIDE.

1. ELECTION OF DIRECTORS    Nominee Mr. Steven M. Rales to serve as director
              WITHHOLD      with a term expiring in 2001.
              AUTHORITY     To withhold authority to vote for an individual
                            Nominee, write that Nominee's name on the line below.

FOR all Nominees FOR ALL NOMINEES
        [_]            [_]        ___________________________________________

2. APPROVAL OF APPOINTMENT OF AUDITORS
    [_] FOR     [_] AGAINST       [_] ABSTAIN

LOGO

3. APPROVAL OF PERFORMANCE GOALS FOR 1998 BONUS TO COMPANY EXECUTIVE OFFICERS
    [_] FOR [_] AGAINST [_] ABSTAIN

4. AMENDMENT TO THE 1987 STOCK OPTION PLAN
    [_] FOR [_] AGAINST [_] ABSTAIN

5. APPROVAL OF OPTION GRANT TO FIVE EXECUTIVE OFFICERS
    [_] FOR [_] AGAINST [_] ABSTAIN

6. APPROVAL OF AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION.
    [_] FOR [_] AGAINST [_] ABSTAIN

7. IN THEIR DISCRETION on any other matter which may properly come before the meeting, including any adjournment thereof.

                                               Dated: __________________ , 1998

                                               ________________________________

                                               ________________________________
                                                 Signature of Shareholder(s)

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears in the space on the left. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy must be signed by a duly authorized officer, and his title should appear next to his signature.)

    PLEASE MARK YOUR CHOICE LIKE THIS [SOLID BLOCK] IN BLUE OR BLACK INK

--------------------------------------------------------------------------------
                              DANAHER CORPORATION

                                PROXY FOR 1998
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 5, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              DANAHER CORPORATION

  The undersigned acknowledges receipt of the Proxy Statement and Notice, dated March 30, 1998, of the Annual Meeting of Shareholders and hereby appoints Steven M. Rales and Mitchell P. Rales, and each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Danaher Corporation (the "Company") to be held May 5, 1998, and at any adjournment or adjournments thereof, for the following matters:

  Proxies will be voted in the manner directed herein by the undersigned. IF
NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 and 7. PLEASE SIGN AND DATE ON THE REVERSE SIDE.
-------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                     (Continued and to be signed on other side)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                     Please mark
                                                                [X ] your votes
                                                                     as this

                                                               WITHHOLD
                                              FOR all          AUTHORITY
                                              NOMINEES     FOR ALL NOMINEES

1. ELECTION OF DIRECTORS
   Nominees Mr. Steven M. Rales to serve as
   Director with a term expiring in 2001        [ ]               [ ]
                                                 -                 -

To withhold authority to vote for an
individual Nominee, write that Nominee's name on the line below.

----------------------------------------

                                                FOR       AGAINST       ABSTAIN
2. Approval of Appointment of Auditors          [ ]         [ ]           [ ]
                                                 -           -             -

3. Approval of Performance Goals for 1998       [ ]         [ ]           [ ]
   Bonus to Company Executive Officers           -           -             -

4. Amendment to the 1987 Stock                  [ ]         [ ]           [ ]
   Option Plan                                   -           -             -

                                                FOR       AGAINST       ABSTAIN
5. Approval of Option Grant to Five             [ ]         [ ]           [ ]
   Executive Officers                            -           -             -

6. Approval of Amendment to Company's           FOR       AGAINST       ABSTAIN
   Certificate of Incorporation                 [ ]         [ ]           [ ]
                                                 -           -             -
7. IN THEIR DISCRETION on any other matter with may properly come before the meeting, including any adjournment thereof.

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears in the space on the left. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy must be signed by a duly authorized officer, and his title should appear next to his signature.)


Signature(s) ___________________________   Date _______________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.